Calculation of Filing Fee Tables
S-8
PayPay Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common shares, no par value (issuable under Trust-type stock options)	457(a)	3,910,400	$ 8.25	$ 32,260,800.00	0.0001381	$ 4,455.22
2	Equity	Common shares (issuable under Tax-qualified stock options)	457(a)	7,957,200	$ 8.25	$ 65,646,900.00	0.0001381	$ 9,065.84
3	Equity	Common shares (issuable One-yen-exercisable at retirement-type Stock Options)	457(a)	569,000	$ 0.006	$ 3,414.00	0.0001381	$ 0.47
Total Offering Amounts:						$ 97,911,114.00		$ 13,521.53
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 13,521.53
Offering Note
[1]	a. The Registration Statement on Form S-8 to which this exhibit relates covers Common Shares, no par value ("Common Shares"), of PayPay Corporation (the "Registrant") authorized for issuance under individual awards for Stock Acquisition Rights (Trust-type stock options) (2nd Series-46th Series), Stock Acquisition Rights (Tax-qualified stock options) (47th and 48th Series) and Stock Acquisition Rights (One-yen-exercisable at retirement-type Stock Options)(49th Series) and pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate amount of additional Common Shares that may become issuable under such awards to prevent dilution resulting from share splits, share dividends or other similar. The Common Shares will be represented by American Depositary Shares (ADS), which are registered under a separate registration statement on Form F-6 and are issuable upon deposit of the Common Shares registered hereby. Each ADS represents one Common Share. b. Estimated in accordance with Rule 457(h) of the Securities Act, solely for the purpose of calculating the registration fee on the basis of $8.25 per Common Share, which is the converted weighted-average exercise price of stock options under the individual Trust-type stock options to acquire Common Share (2nd Series - 46th Series). The exercise price is denominated in Japanese Yen. For purposes of calculating the registration fee hereunder, the weighted average exercise price of JPY260,000 per Common Share was divided by 200 (given that each option is exercisable for 200 Common Shares) and has been converted to U.S. Dollars at the exchange rate of JPY157.640= US$1.00, which was the foreign exchange rate on March 6, 2026, as reported by the U.S. Federal Reserve in its weekly release on March 9, 2026. Number of Common Shares indicated above relates to 19,552 options.

[2]	a. See Note 1a. b.Estimated in accordance with Rule 457(h) of the Securities Act, solely for the purpose of calculating the registration fee on the basis of $8.25 per Common Share, which is the converted weighted-average exercise price of stock options under the individual Tax-qualified stock options to acquire Common Shares (47th and 48th Series). The exercise price is denominated in Japanese Yen. For purposes of calculating the registration fee hereunder, the weighted average exercise price of JPY260,000 per Common Share was divided by 200 (given that each option is exercisable for 200 Common Shares) and has been converted to U.S. Dollars at the exchange rate of JPY157.640= US$1.00, which was the foreign exchange rate on March 6, 2026, as reported by the U.S. Federal Reserve in its weekly release on March 9, 2026. Number of Common Shares indicated above relates to 39,786 options.

[3]	a. See Note 1.a b. Estimated in accordance with Rule 457(h) of the Securities Act, solely for the purpose of calculating the registration fee on the basis of $0.006 per Common Share, which is the converted weighted-average exercise price of stock options under the individual One-yen-exercisable at retirement-type Stock Options to acquire Common Shares (49th Series). The exercise price is denominated in Japanese Yen. For purposes of calculating the registration fee hereunder, the weighted average exercise price of JPY1 per Common Share has been converted to U.S. Dollars at the exchange rate of JPY157.640= US$1.00, which was the foreign exchange rate on March 6, 2026, as reported by the U.S. Federal Reserve in its weekly release on March 9, 2026. Number of Common Shares indicated above relates to 2,845 options.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A